Exhibit 99.1

MYR Group Inc. Announces New $50 Million Share Repurchase Program

Rolling Meadows, Ill., October 23, 2020 – MYR Group Inc. (“MYR” or the “Company”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, today announced its new share repurchase program (“Repurchase Program”). The Repurchase Program authorizes the Company to repurchase, in the aggregate, up to $50.0 million of its outstanding shares of common stock from time to time on the open market or in privately negotiated transactions in accordance with applicable federal securities laws. The Repurchase Program will expire in one year, or when the authorized funds are exhausted, whichever is earlier. The Company intends to fund the Repurchase Program with cash on hand and through borrowings under its credit facility. The Repurchase Program was authorized by the Board of Directors (the “Board”) on October 22, 2020, and will be effective November 2, 2020.
Management Comments
Rick Swartz, MYR’s President and CEO, said, “We are committed to driving value for all MYR shareholders and directing capital to investments that generate strong returns. Today’s announcement reflects the Board’s confidence in the Company’s long-term strategy and our belief that MYR’s stock represents an attractive long-term investment opportunity.” Mr. Swartz continued, “MYR has a strong balance sheet that enables us to support our core business, while at the same time, capitalize on internal and external growth opportunities. We will continue to be disciplined with respect to the allocation of capital, and we are confident that we are taking the right steps to grow the Company and create greater shareholder value.”
About MYR
MYR is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the United States and western Canada. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “likely,” “unlikely,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact: Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact: David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com